Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2019, in the Registration Statement (Form S-1) and related Prospectus of Novus Therapeutics, Inc. for the registration of 7,243,135 shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

March 25, 2020